Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
Michael D. Devlin., Chief Executive Officer and President of Cape Bancorp, Inc., (the “Company”) and Guy Hackney, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) and that to the best of his knowledge:
1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2010	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer

Date: November 2, 2010	/s/ Guy Hackney
Guy Hackney
Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.